Exhibit 21

                              THERMO FIBERGEN INC.

                         Subsidiaries of the Registrant



        At February 20, 1998, Thermo Fibergen Inc. owned the following companies:


                                                 State or      Registrant's
                                             Jurisdiction              % of
   Name                                  of Incorporation         Ownership
   ------------------------------------------------------------------------

   Fibergen Securities Corporation              Massachusetts          100%
   GranTek Inc.                                 Wisconsin              100%